AMENDMENT NO. 1

                                       TO

                                  SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [X] Preliminary information statement
                      [ ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                             VERTICA SOFTWARE, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                 Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required.
      [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.


================================================================================



                             VERTICA SOFTWARE, INC.





                              INFORMATION STATEMENT




                                 TO CONSIDER THE


                          PLAN AND AGREEMENT OF MERGER



                                       OF



                             VERTICA SOFTWARE, INC.
                            (A COLORADO CORPORATION)



                                      INTO



                             VERTICA SOFTWARE, INC.
                            (A DELAWARE CORPORATION)



===============================================================================






                             VERTICA SOFTWARE, INC.
               106 East Sixth Street, Suite 900, Austin, TX 78701
-------------------------------------------------------------------------------

                                 March 29, 2004

                             NOTICE TO STOCKHOLDERS

DEAR SHAREHOLDER:

         NOTICE IS HEREBY GIVEN that we have received written consents from stockholders representing a majority of our outstanding shares of voting stock approving the Reincorporation of VERTICA SOFTWARE, INC., a Colorado corporation ("Vertica Colorado"), in Delaware by merger with and into our wholly-owned Delaware subsidiary, VERTICA SOFTWARE, INC. ("Vertica" or "Vertica Delaware").

-------------------------------------------------------------------------------
                        WE ARE NOT ASKING YOU FOR A PROXY
                  and you are requested not to send us a Proxy.
-------------------------------------------------------------------------------
         There were 28,251,755 shares of our common stock and 5,000 shares of preferred stock outstanding at the close of business on February 13, 2004, the record date for shares entitled to notice of and to sign written consents in connection with the Reincorporation. In connection with the Reincorporation, each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 7,000 votes because each share of preferred stock is entitled to vote the number of shares of common stock issuable upon conversion.

         Prior to the mailing of this Information Statement, certain of our officers, directors, affiliates and other owners of preferred stock, who represent a majority of our outstanding voting shares, signed written consents approving the Reincorporation. As a result, the Plan and Agreement of Merger has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

         The Reincorporation is intended to be effective 20 days after the mailing of this Information Statement and will result in:

o        Vertica Colorado being governed by the laws of the State of Delaware;

o your rights as a shareholder limited by the limitation of liability and indemnification provisions of the Certificate of Incorporation of Vertica Delaware;

o your right to receive one share of common stock of Vertica Delaware for each share of common stock of Vertica
         Colorado owned by you as of February 13, 2004, the record date of the Reincorporation;

o because the persons serving presently as officers and directors of Vertica Colorado have been elected to the same offices of Vertica Delaware, they will serve in their same respective capacities after the Reincorporation;

o the daily business operations of Vertica Colorado will continue as presently conducted;

o the outstanding shares of Series A Convertible Preferred Stock of Vertica Colorado that was issued to our President, William F. Mason, in exchange for a $1,000,000 cash advance, being converted into 35,000,000 shares of Vertica Delaware's common stock that will represent approximately 56.7% of the total number of outstanding shares of Vertica Delaware after the Reincorporation;

o Vertica's new Certificate of Incorporation in Delaware authorizing the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock; and

o authority to adopt the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan.

         The Plan and Agreement of Merger provides for the optional exchange of certificates representing shares of Vertica Colorado for certificates representing shares of Vertica Delaware. We urge you to follow the instructions set forth in the attached Information Statement under "How to Exchange Vertica Colorado Certificates for Vertica Delaware Certificates" to surrender certificates representing shares of Vertica Colorado for certificates representing Vertica Delaware.

By Order of the Board of Directors,



--------------------------------
William F. Mason, Chief Executive Officer






                                     SUMMARY

Transaction:          Reincorporation in Delaware.

Purpose: To provide greater flexibility and simplicity in corporate transactions, reduce taxes and other costs of doing business, and reduce the amount of short sales of our common stock. See "Reincorporation in Delaware-Principal Reasons for Reincorporation."

                      The purpose of this Information Statement is to inform holders of Vertica Colorado Common Stock who have not given Vertica Colorado their written consent to the foregoing corporate actions of such actions and their effects.

Material Change in    The Vertica Colorado Certificate of Incorporation may be
Rights of             viewed as limiting the rights of stockholders, and the
Shareholders:         broad scope of the indemnification provisions of the
                      Delaware Certificate, could result in increased expense to Vertica Delaware. The Company believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Vertica Delaware's governance.
                      The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadening indemnification rights. Because the Delaware Certificate deals with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Reincorporation

Record Date:          February 13, 2004.

Method: Merger of Vertica Colorado with and into our wholly owned subsidiary, Vertica Delaware. See "Reincorporation in Delaware-Principal Features of the Reincorporation."

Exchange Ratios:      One share of common stock of Vertica Delaware for each
                      share of common stock of
                      Vertica Colorado owned by you as of the record date of the Reincorporation. See
                      "Reincorporation in Delaware-Principal Features of the Reincorporation."

Preferred Stock:      Prior to the Record Date and prior to the date of this
                      Information Statement, Mr. William F. Mason, President of
                      Vertica Colorado, advanced $1,000,000 cash to Vertica
                      Colorado. Mr. Mason exchanged the $1,000,000 owed to him for 5,000 shares of Series A
                      Convertible Preferred Stock. After the Effective Date of the Reincorporation, the
                      Series A Convertible Preferred Stock automatically converts into 35,000,000 shares of
                      Common Stock.  Prior to conversion, the Series A
                      Convertible Preferred Stock has the
                      same number of votes as if all shares of Preferred Stock had been converted into
                      Common Stock immediately prior to the taking of the vote.
                      As a result of the exchange, your percentage of Vertica
                      Delaware will be reduced by approximately 56% because of the automatic conversion of the Vertica
                      Colorado Series A Convertible Preferred Stock.

                      An independent expert has expressed his opinion the conversion to 35,000,000 shares of common stock is fair to the other stockholders. See "Summary Opinion of Lehrer Financial and Economic Advisory Services" attached as Exhibit E and "Election of Officers and Directors - Transactions with Related Parties."

                      Your percentage of Vertica Delaware will be reduced by approximately 56% because of the automatic conversion of the Vertica Colorado Series A Convertible Preferred Stock.

Effective Date:       20 days after mailing of this Information Statement.

Additional            Optional exchange of outstanding certificates representing
Provisions:           shares of Vertica Colorado common stock for certificates
                      representing shares of Vertica Delaware common stock.
                      See "Reincorporation in Delaware-How to Exchange Vertica
                      Colorado Certificates for
                      Vertica Delaware Certificates."




                              QUESTIONS AND ANSWERS

         This Information Statement is first being sent to stockholders on or about April 29, 2004. The following questions and answers are intended to respond to frequently asked questions concerning the Reincorporation of Vertica Colorado in Delaware. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:  Why is Vertica Colorado reincorporating in Delaware?

A: We believe that the Reincorporation in Delaware will give us more flexibility and simplicity in various corporate transactions. Delaware has adopted a General Corporation Law that includes by statute many concepts created by judicial rulings in other jurisdictions and provides additional rights in connection with the issuance and redemption of stock. In addition, management believes that due to the large amount of issued and outstanding shares of common stock and the small percentage of management's ownership interest, does not allow for the direction of our affairs. The Reincorporation and plan of merger will provide management the necessary control to direct our future business operations.

Q: Why isn't Vertica Colorado holding a meeting of stockholders to approve the Reincorporation?

A: The board of directors has already approved the Reincorporation plan and has received the written consent of officers, directors, and affiliates that represent a majority of our outstanding shares of common stock and other voting interests. Under the Colorado Revised Statutes ("CRS") and our Articles of Incorporation this transaction may be approved by the written consent of a majority of the shares entitled to vote. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:  What are the principal features of the Reincorporation?

A: The Reincorporation will be accomplished by a merger of Vertica Colorado with and into our wholly owned subsidiary, Vertica Delaware. One new share of the Vertica Delaware common stock will be issued for each share of our common stock and 7,000 new shares of Vertica Delaware common stock will be issued for each share of our Series A Convertible Preferred Stock that is held by our stockholders on the record date for the Reincorporation. The shares of Vertica Colorado will cease to trade on the over-the-counter bulletin board market and the shares of Vertica Delaware will begin trading in their place beginning on or about the Effective Date, under CUSIP number 868663 10 5 and a new trading symbol which has not yet been assigned.

Q:  How will the Reincorporation affect my ownership of Vertica Colorado?

A: After the effective date of the Reincorporation and the exchange of your stock certificates, you will own the same class of Vertica Delaware.

Q: Will my rights as a shareholder be adversely affected by the Reincorporation?

A: The Vertica Colorado Certificate of Incorporation may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of the Delaware Certificate, could result in increased expense to Vertica Delaware. The Company believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Vertica Delaware's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadening indemnification rights. Because the Delaware Certificate deals with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Reincorporation.

Q: Why does conversion of the Series A Convertible Preferred Stock dilute my ownership percentage by approximately 56%?

A: The owner of the Preferred Stock, Mr. William F. Mason, President of Vertica Colorado, forgave a return of the $1,000,000 cash advanced by him in exchange for the 5,000 shares of Preferred Stock. An independent expert has expressed his opinion that the conversion to 35,000,000 shares of common stock is fair to the other stockholders. See "Summary Opinion of Lehrer Financial and Economic Advisory Services" attached as Exhibit E and "Election of Officers and Directors
- Transactions with Related Parties."

Q: How will the Reincorporation affect the owners, officers, directors and employees of Vertica Colorado?

A: Our officers, directors and employees will become the officers, directors and employees of Vertica Delaware after the effective date of the Reincorporation.

Q:  How will the Reincorporation affect the business of Vertica Colorado?

A: Vertica Delaware will continue its business at the same locations and with the same assets. Vertica Colorado will cease to exist on the effective date of the Reincorporation.

Q: How do I exchange certificates of Vertica Colorado for certificates of Vertica Delaware?

A: Enclosed with this Information Statement is a letter of transmittal and instructions for surrendering certificates representing our shares. If you are a record stockholder, you should complete the letter of transmittal and send it with certificates representing your shares to the address set forth in the letter. Upon surrender of a certificate for cancellation with a duly executed letter of transmittal, Vertica Delaware will issue a new certificate representing the same number of whole shares of Vertica Delaware as soon as practical after the effective date of the Reincorporation.

Q:  What happens if I do not surrender my certificates of Vertica Colorado?

A: YOU ARE NOT REQUIRED TO SURRENDER CERTIFICATES REPRESENTING SHARES OF VERTICA COLORADO AND RECEIVE SHARES OF Vertica Delaware. All shares of Vertica Colorado outstanding after the effective date of the Reincorporation continue to be valid. Until you receive shares of Vertica Delaware you will be entitled to receive notice of and vote at shareholder meetings and receive dividends or other distributions on the shares of Vertica Colorado.

Q:  What if I have lost Vertica Colorado certificates?

A: If you have lost your Vertica Colorado certificates, you should contact our transfer agent as soon as possible to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for conversion. Our transfer agent may be reached at:

         Corporate Stock Transfer, Inc.
         3900 Cherry Creek Drive South, Suite 430
         Denver, Colorado 80209
         Telephone: (303) 282-4800
         Facsimile: (303) 282-5800

Q:  Can I require Vertica Colorado to purchase my stock?

A: No. Under the CRS, you are not entitled to appraisal or purchase of your stock as a result of the Reincorporation.

Q:  Who will pay the costs of Reincorporation?

A: Vertica Colorado will pay all of the costs of Reincorporation in Delaware, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Reincorporation. Each stockholder must pay the costs of exchanging their certificates for new certificates.

Q:  Will I have to pay taxes on the new certificates?

A: We believe that the Reincorporation is not a taxable event and that you will be entitled to the same basis in the shares of Vertica Delaware that you had in our common stock. EVERYONE'S TAX SITUATION IS DIFFERENT AND YOU SHOULD CONSULT WITH YOUR PERSONAL TAX ADVISOR REGARDING THE TAX EFFECT OF THE REINCORPORATION.



                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

------------------------------------------------------------------------------------------------------------------
                                                                                      Percentage of
                                      Shares Beneficially Owned(1)                Outstanding Shares(3)
------------------------------------------------------------------------------------------------------------------
                                         Before              After              Before               After
              Name                  Reincorporation     Reincorporation    Reincorporation      Reincorporation
==================================================================================================================
Hans Nehme                                               9,714,517 (2)                               15.7%
William F. Mason                      410,000 (4)       35,410,000 (4)           1.5%                57.3%
Erick F. Ahrens                                             58,000                                   0.09%
John C. Leutwyler                                           60,000                                   0.09%
Susan N. Hastings                                        9,714,517 (2)                               15.7%
Nalini Rajender Frush                                       24,500                                   0.03%
------------------------------------------------------------------------------------------------------------------
All Officers and Directors as         410,000 (2)       35,410,000 (2)           1.5%                57.4%
 a group (1 Person)
==================================================================================================================

(1) Beneficial owner of a security means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power, investment power or the power to dispose, or to direct the disposition of, such security.
(2) Includes 9,243,200 shares owned of record by Mr. Nehme and 471,317 shares owned of record by Ms. Hastings. Mr. Nehme and Ms.
         Hastings are husband and wife.
(3) Percentage of beneficial ownership is based on 26,741,445 shares of common stock outstanding as of the record date and 61,741,445 after the Reincorporation.
(4) In computing William F. Mason's beneficial ownership, the 35,000,000 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock within 60 days of January 8, 2004, are not deemed outstanding until after the Effective Date of the Reincorporation.


                           REINCORPORATION IN DELAWARE

         The Reincorporation will be effected by the merger of Vertica Colorado with and into Vertica Delaware, a wholly-owned subsidiary of Vertica Colorado is incorporated under the Delaware General Corporation Law (the "DGCL") for the sole purpose of effecting the Reincorporation. The Reincorporation will become effective upon the filing of the requisite merger documents in Delaware and Colorado, which filings will occur on the Effective Date, or as soon as practicable thereafter. Following the Merger, Vertica Delaware will be the surviving corporation and will operate under the name "Vertica Software, Inc."

         Pursuant to the terms of the Agreement and Plan of Merger, the Merger may be abandoned by the Board of Directors of Vertica Colorado and Vertica Delaware at any time prior to the Effective Date. In addition, the Board of Directors of Vertica Colorado may amend the Agreement and Plan of Merger at any time prior to the Effective Date provided that any amendment made may not, without approval by the Majority Holders, alter or change the amount or kind of Vertica Delaware common stock to be received in exchange for or on conversion of all or any of Vertica Colorado Common Stock, alter or change any term of the Delaware Certificate or alter or change any of the terms and conditions of the Agreement and Plan of Merger if such alteration or change would adversely affect the holders of Vertica Colorado common stock.

         The following discussion summarizes the material aspects of the Reincorporation of Vertica Colorado in Delaware. This summary does not include all of the provisions of the Agreement and Plan of Merger between Vertica Colorado and Vertica Delaware, a copy of which is attached hereto as Exhibit "A," or the Certificate of Incorporation of Vertica Delaware (the "Delaware Certificate"), a copy of which is attached hereto as Exhibit "B." Copies of the Articles of Incorporation and the By-Laws of Vertica Colorado (the "Vertica Colorado Articles" and the "Vertica Colorado By-Laws," respectively) and the By-Laws of Vertica Delaware (the "Vertica Delaware By-Laws") are available for inspection at the principal office of Vertica Delaware and copies will be sent to shareholders upon request.

AFTER THE REINCORPORATION, VERTICA WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE

         Although it is impractical to compare all of the differences between the corporation laws of Colorado and Delaware the following is a summary of the material differences between the provisions of Colorado law applicable to the Company and those of Delaware law which will be applicable to Vertica Delaware.

         Dividends. A Colorado corporation may not pay dividends if, after giving it effect, the corporation would not be able to pay its debts as they become due or the corporation's total assets would be less than the sum of its total liabilities. In contrast, a Delaware corporation may pay dividends either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. In any event, Vertica Delaware does not anticipate paying dividends in the foreseeable future.

         Right to Inspect Books and Records. Under Colorado law, any shareholder has the right upon written demand at least five business days before the date on which the shareholder wishes to inspect and copy such records, to examine the relevant books and records of accounts, minutes and records of accounts, minutes and record of shareholders of the corporation. Under Delaware law, any stockholder of a corporation has the right to inspect the corporation's stock ledger, list of stockholders and its other books and records, upon a written demand under oath in which the stockholder states a "proper purpose" for such inspection.

         Interested Director Transactions. Under both Colorado and Delaware law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Colorado and Delaware law are the same in this area. Under Colorado law, if approval of the Board of Directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the Board of Directors of the Company currently might not be able to approve itself because of the number of interested directors could be approved by a majority of the disinterested directors of Vertica Delaware, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company which could not be approved by the Board of Directors under Colorado law but could be approved by the New Board of Directors under Delaware law.

         Special Meetings. Under Colorado law, a special meeting of shareholders may be called by the Board of Directors or by the holders of at least 10% of the shares entitled to vote at the meeting or by such other persons or groups as may be authorized in the certificate of incorporation or the by-laws. Under Delaware law, a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the by-laws. Vertica Delaware's By-Laws, unlike the Company's current By-Laws, provide that a special meeting of stockholders will be called only by the Board of Directors.

         Sequestration of Shares. Delaware law provides that the shares of any person in a Delaware corporation may be attached or "sequestered" for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of the Delaware corporation's shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court. Colorado law has no comparable provision.

         Certain Actions. Delaware law provides that stockholders have six years in which to bring an action against directors responsible for the payment of an unlawful dividend. Under Colorado law, all directors voting for or assenting to an unlawful dividend are liable to the corporation for the excess of the amount of dividend over what could have been distributed lawfully, to the extent a creditor or shareholder has suffered damage, as a result thereof. Under Delaware law and Colorado law recovery of fees and expenses by a successful shareholder is governed by case law.

         Tender Offer and Business Combination Statutes. Colorado law does not regulate tender offers and business combinations involving Colorado corporations or corporations incorporated outside Colorado that conduct business in Colorado.

         Delaware law regulates hostile takeovers by providing that an "interested stockholder", defined as a stockholder owning 15% or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" transaction, defined to include a merger, consolidation or a variety of self-dealing transactions with the corporation for a period of three years from the date on which such stockholder became an "interested stockholder" unless (a) prior to such date the corporation's board of directors approved either the "business combination" transaction or the transaction in which the stockholder became an "interested stockholder', (b) the stockholder, in a single transaction in which he became an "interested stockholder", acquires at least 85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (c) on or subsequent to such date, the "business combination" transaction is approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's stockholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested stockholder."

         Thus, the effect of such provision of Delaware law is to prevent any attempted hostile takeover of a Delaware corporation from being completed for three years unless (a) at least 85% of the voting shares of the target are acquired in a single transaction; (b) at least two-thirds of the voting shares of the target, excluding the shares held by the bidder, vote in favor of the acquisition; or (c) the corporation opts out of the statutory protection.

         Dissenters' Rights. Under Colorado laws shareholders may dissent from, and demand cash payment of the fair value of their shares in respect of, (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation's assets, including a sale in dissolution. Vertica Colorado shareholders are not entitled to dissent from the Reincorporation form Colorado to Delaware.

         Under Delaware law, dissenters' rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets or any amendment of its charter, unless such corporation's charter expressly provides for dissenters' rights in such instances. The Delaware Certificate contains no such provision. Stockholders of a Delaware corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 stockholders or the corporation is the survivor of a merger that did not require the stockholders to vote for its approval; provided, however, that dissenters' rights will be available in such instances, if stockholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 stockholders, cash, in lieu of fractional shares, or any combination of the foregoing.

         Defenses Against Hostile Takeovers. Vertica Delaware Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of serial preferred stock. Shares of Vertica Delaware's serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of Common Stock (the Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of Vertica Delaware's stockholders. If the Board of Directors of Vertica Delaware determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Limited of Liability. The Delaware Certificate contains a provision limiting or eliminating, with certain exceptions, the liability of directors to Vertica Delaware and its shareholders for monetary damages for breach of their fiduciary duties. The Colorado Certificate contains no similar provision. The Board of Directors believes that such provision will better enable Vertica Delaware to attract and retain as directors responsible individuals with the experience and background required to direct Vertica Delaware's business and affairs. It has become increasingly difficult for corporations to obtain adequate liability insurance to protect directors from personal losses resulting from suits or other proceedings involving them by reason of their service as directors. Such insurance is considered a standard condition of directors' engagement. However, coverage under such insurance is no longer routinely offered by insurers and many traditional insurance carriers have withdrawn from the market. To the extent such insurance is available, the scope of coverage is often restricted, the dollar limits of coverage are substantially reduced and the premiums have risen dramatically.

         At the same time directors have been subject to substantial monetary damage awards in recent years. Traditionally, courts have not held directors to be insurers against losses a corporation may suffer as a consequence of directors' good faith exercise of business judgment, even if, in retrospect the directors' decision was an unfortunate one. In the past, directors have had broad discretion to make decisions on behalf of the corporation under the "business judgment rule." The business judgment rule offers protection to directors who, after reasonable investigation, adopt a course of action that they reasonably and in good faith believe will benefit the corporation, but which ultimately proves to be disadvantageous. Under those circumstances, courts have typically been reluctant to subject directors' business judgments to further scrutiny. Some recent court cases have, however, imposed significant personal liability on directors for failure to exercise an informed business judgment with the result that the potential exposure of directors to monetary damages has increased. Consequently legal proceedings against directors relating to decisions made by directors on behalf of corporations have significantly increased in number, cost of defense and level of damages claimed. Whether or not such an action is meritorious, the cost of defense can be well beyond the personal resources of a director.

         The Delaware General Assembly considered such developments a threat to the quality and stability of the governance of Delaware corporations because of the unwillingness of directors, in many instances, to serve without the protection which insurance traditionally has provided and because of the deterrent effect on entrepreneurial decision making by directors who do serve without the protection of traditional insurance coverage. In response, in 1986 the Delaware General Assembly adopted amendments to the Delaware GCL which permit a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the Personal liability Of Directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties. Similar charter provisions limiting a director's liability are not permitted under Colorado law.

         The Board of Directors believes that the limitation on directors' liability permitted under Delaware law will assist Vertica Delaware in attracting and retaining qualified directors by limiting directors' exposure to liability. The Reincorporation proposal will implement this limitation on liability of the directors of Vertica Delaware, inasmuch as Article VII of the Delaware Certificate provides that to the fullest extent that the Delaware GCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to Vertica Delaware or its stockholders for monetary damages for breach of fiduciary duty. Under such provision, Vertica Delaware's directors will not be liable for monetary damages for acts or omissions occurring on or after the Effective Date of the Reincorporation, even if they should fail through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). Article VII would not limit or eliminate any liability of directors for acts or omissions occurring prior to the Effective Date. As provided under Delaware law, Article VII cannot eliminate or limit the liability of directors for breaches of their duty of loyalty to Vertica Delaware; acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the Delaware GCL, or transactions from which a director derived an improper personal benefit. Further, Article VII would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. Article VII pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, Article VII would not affect a director's liability to third parties or under the federal securities laws.

         Article VII is worded to incorporate any future statutory revisions limiting directors' liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the affect of further limiting or eliminating such liability.

         The Company has not received notice of any lawsuit or other proceeding to which Article VII might apply. In addition, Article VII is not being included in the Delaware Certificate in response to any director's resignation or any notice of an intention to resign. Accordingly, the Company is not aware of any existing circumstances to which Article VII might apply. The Board of Directors recognizes that Article VII may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit Vertica Delaware and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Board of Directors believes that Article VII is in the best interests of Vertica Delaware and its stockholders, since it should enhance Vertica Delaware's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the Board of Directors believes that Article VII may have a favorable impact over the long term on the availability, cost, amount and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

         Article VII may be viewed as limiting the rights of stockholders, and the broad scope of the indemnification provisions of the Delaware Certificate, could result in increased expense to Vertica Delaware. The Company believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Vertica Delaware's governance. The Board of Directors has concluded that the benefit to stockholders of improved corporate governance outweighs any possible adverse effects on stockholders of reducing the exposure of directors to liability and broadening indemnification rights. Because Article VII deals with the potential liability of directors, the members of the Board of Directors may be deemed to have a personal interest in effecting the Reincorporation.

         Indemnification. As part of the 1986 legislation permitting a corporation to limit or eliminate the liability of directors, the Delaware General Assembly, for the reasons noted under "Limitation of Liability" above also amended the provisions of the Delaware GCL governing indemnification to clarify and broaden the indemnification rights which corporations may provide to their directors, officers and other corporate agents. The Colorado BCA also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, as recently amended, and, as discussed below, provides broad rights to indemnification.

         In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly-held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although the Company's directors and officers have not incurred any liability or significant expense as a result of any proceeding to date the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation. This is particularly true for directors who are not also officers of the corporation. The increasing difficulty and expense of obtaining directors' and officers' liability insurance discussed above has compounded the problem.

         The broad scope of indemnification now available under Delaware law will permit Vertica Delaware to continue to offer its directors and officers greater protection against these risks. The Board of Directors believes that such protection is reasonable and desirable in order to enhance Vertica Delaware's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Vertica Delaware with regard to the best interests of Vertica Delaware and its stockholders.

         The Delaware Certificate is quite different from the Colorado Certificate and requires indemnification of Vertica Delaware's directors and officers to the fullest extent permitted under applicable law as from time to time in affect, with respect to expenses, liability or loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of Vertica Delaware or is or was serving at the request of Vertica Delaware as a director or officer of another corporation or of a partnership, joint venture; trust, employee benefit plan or other enterprise at the request of Vertica Delaware. The right to indemnification includes the right to receive payment of expenses in advance of the final disposition of such proceeding; consistent with applicable law from time to time in effect; provided, however, that if the Delaware GCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Vertica Delaware if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for lose, liability or expenses incurred in connection with proceedings brought against such persons otherwise than in the capacities in which they serve Vertica Delaware. Under the Delaware Certificate Vertica Delaware may, although it has no present intention to do so, by action of the New Board of Directors, provide the same indemnification to its employees, agents, attorneys and representatives as it provides to its directors and officers. The Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise.

         The Delaware Certificate specifies that the right to indemnification is a contract right. The Delaware Certificate also provides that a person seeking indemnification from Vertica Delaware may bring suit against Vertica Delaware to recover any and all amounts entitled to such person provided that such person has filed a written claim with Vertica Delaware has failed to pay such claim within thirty days of receipt thereof. In addition, Vertica Delaware authorize Vertica Delaware to purchase and maintain indemnity insurance, if it so chooses to guard against future expense.

         The Delaware Certificate provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The Delaware Certificate also provides that to the extent any director or officer who is, by reason of such a position, a witness in any proceeding, he or she shall be indemnified for all reasonable expenses incurred in connection therewith.

         Under Delaware law, unlike Colorado law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Delaware Certificate, Vertica Delaware will be permitted to indemnity its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a by-law provision, a stockholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Colorado Certificate or expressly provided for under Colorado or Delaware law.

         Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

         The Board of Directors recognizes that Vertica Delaware may in the future be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law. Because directors of Vertica Delaware may personally benefit from the indemnification provisions of Vertica Delaware, the members of the Board of Directors may be deemed to have a personal interest in the effectuation of the Reincorporation.

HOW TO EXCHANGE VERTICA COLORADO CERTIFICATES FOR THE VERTICA DELAWARE CERTIFICATES

         Enclosed are (i) a form letter of transmittal and (ii) instructions for effecting the surrender of Vertica Colorado Certificates in exchange for Vertica Delaware Certificates. Upon surrender of a Vertica Colorado Certificate for cancellation to Vertica Delaware, together with a duly executed letter of transmittal, the holder of such Vertica Colorado Certificate shall, as soon as practicable following the Effective Date, be entitled to receive in exchange therefor a Vertica Colorado Certificate representing that number of whole shares of Vertica Delaware common stock into which Vertica Colorado Common Stock theretofore represented by Vertica Colorado Certificate so surrendered have been converted in the Merger and Vertica Colorado Certificate so surrendered will be canceled.

         Because of the Reincorporation in Delaware as a result of the Merger, holders of Vertica Colorado Common are not required to exchange their Vertica Colorado Certificates for Vertica Delaware Certificates. Dividends and other distributions declared after the Effective Date with respect to Vertica Delaware common stock and payable to holders of record thereof after the Effective Date will be paid to the holder of any unsurrendered Vertica Colorado Certificate with respect to the shares of Vertica Delaware common stock, which by virtue of the Merger are represented thereby and such holder will be entitled to exercise any right as a holder of Vertica Delaware common stock, until such holder has surrendered Vertica Colorado Certificate.

ELECTION OF OFFICERS AND DIRECTORS

         Upon the Effective Date the present officers and directors of Vertica Colorado will continue to be the officers and directors of Vertica Delaware. This will result in the following persons serving in the following capacities until the first annual meeting and until their respective successors are elected and qualified:

         Set forth below for each director is information with respect to his
(a) name and age, (b) positions and offices at the company, (c) principal occupation and business experience during at least the past five years, (d) directorships, if any, of other publicly held companies and (e) the year such person became a director of the company.

                  NAME                               AGE               POSITION
                  William F. Mason                   54                President, Chief Executive Officer, Chief Financial Officer
                                                                       and Director
                  Timothy S. Novak                   41                Director
                  R. Paul Gray                       40                Director

         William F. Mason has served as our President, Chief Executive Officer, Chief Financial Officer, and a director since October 2001. In 1998, Mr. Mason formed W.F. Mason and Associates, Inc., a consulting firm with an emphasis on industrial, chemical, agricultural and transportation companies, and continues to serve as its President and Chief Executive Officer. Prior to 1998, Mr. Mason served as the President and Chief Executive Officer for Bolidean Intertrade Inc. (later called Intertrade Holdings Inc.), an industrial, chemical, agricultural, manufacturing, marketing and trading company.

         Timothy S. Novak is Director. Mr. Novak is also currently Chairman of the Board and Chief Executive Officer of Power3 Medical Products, Inc. Mr. Novak has 18 years of experience in business and his duties for the Company include operations, public relations and business development. Between March 2002 and May 2002 he was Executive Vice President of Reli-Communications for development of the Florida region. Mr. Novak was a founding member of Core Concepts, LLC in June of 2002. From the time of its formation in April 2001 until its merger with the Company, Mr. Novak was a Director, President and Chief Operating Officer and owner of 27.18% of C5 Health, Inc. From January 2000 to February 2001, he worked as an Administrator for Corcoran Easterling and Doyle - Vallery, P.A., in the development of a private physician's medical practice in Sarasota, Florida. From September 1998 to December 1999, Mr. Novak served as Regional Vice President for Women's Health Partners, Inc, a 100 member OB/GYN specific management services organization at which he orchestrated all aspects of physician practice operations, new ancillary service development and financial reporting. Prior to that period, Mr. Novak was engaged in independent consulting in the areas of healthcare partnering and strategic planning. He served as Director of Professional Relations with The Physicians, Inc., a 1,000-member independent physician association; owning and operating a financial programming company as a registered representative and as an independent agent developing, selling and servicing comprehensive financial plans. Mr. Novak is a Certified Medical Practice Executive through the American College of Medical Practice Executives and is a member of the Medical Group Management Association. He received his Bachelor of Science degree in 1985 from Bowling Green State University and his Masters in Science in General Administration in 1998 from Central Michigan University.

         R. Paul Gray is Director. Mr. Gray is also currently Director, Chief Financial Officer, Secretary and Treasurer of Power3 Medical Products, Inc. Mr. Gray was appointed Chief Financial Officer from the acting role on August 12, 2002. Mr. Gray has more than 16 years of experience in Big Four accounting and consulting with large firms serving and consulting with many public and private companies. Mr. Gray's duties for the Company include assisting in the accounting functions and compliance related activities. From June 2002 to the present, Mr. Gray has served as a founding member of Core Concepts, LLC, a provider of strategic consulting to public and private growth companies, for which he allocates approximately 10% of his professional time. The balance of his profession time is devoted to his position with the Company. From June 2001 to the present, Mr. Gray has been a Director - for C5 of which he owned 18.09% individually and beneficially at the time of the merger. From August 2001 to May 2002, Mr. Gray had been a Director and Chief Financial Officer of Reli-Communications, of which he owned 20% at the time of his resignation. Mr. Gray served as a Director, Executive Vice Present and Chief Financial Officer of Millennium from August 1999 until 2001 when the assets were sold to various companies. From 1985 to 1999, Mr. Gray practiced as a CPA for several large accounting firms including KPMG and Ernst and Young. Mr. Gray received his Bachelor of Science degree in accounting in 1985 from West Virginia University.

         Board of Directors Meetings. Our board of directors held no meetings during the past twelve months.

         Board Committees.   Our board of directors has not established any
standing committees.

         Audit Committee Financial Expert. Our board of directors has determined that we do not currently have an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K serving on our Audit Committee. It has been difficult for companies of our size to identify and retain an audit committee financial expert. Each member of our Board of Directors has demonstrated that he is capable of (i) understanding generally accepted accounting principles ("GAAP") and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding Audit Committee functions, all of which are attributes of an audit committee financial expert under the rule adopted by the SEC. Given the business experience and acumen of Mr. Mason, Mr. Novak and Mr. Gray, our board of directors believes that Mr. Limon, Mr. Nilsson and Mr. Silver are qualified to carry out all duties and responsibilities of the Audit Committee. We are committed to seeking an Audit Committee member to meet the SEC requirements, but we can provide no assurance that we will be successful in doing so.

         Director Candidates. No action will be taken with respect to the selection of officers and directors because the persons presently serving as officers and directors of Vertica Colorado have been elected to the same offices of Vertica Delaware. Therefore, upon consummation of the Reincorporation the officers and directors (who are the same as the present officers and directors of Vertica Colorado) will continue in the office that they have presently been elected to serve.

         Director Compensation. The directors of our company do not receive any compensation for their services as directors.

         Transactions with Related Parties. Prior to the Record Date and prior to the date of this Information Statement, Mr. William F. Mason advanced $1,000,000 cash to Vertica Colorado. Mr. Mason exchanged the $1,000,000 owed to him for 5,000 shares of Series A Convertible Preferred Stock. After the Effective Date of the Reincorporation, the Series A Convertible Preferred Stock automatically converts into 35,000,000 shares of Common Stock. Prior to conversion, the Series A Convertible Preferred Stock has the same number of votes as if all shares of Preferred Stock had been converted into Common Stock immediately prior to the taking of the vote. As a result of the exchange, your percentage of Vertica Delaware will be reduced by approximately 56% because of the automatic conversion of the Vertica Colorado Series A Convertible Preferred Stock.


         Legal Proceedings. To our knowledge, no material proceedings exist to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

         Section 16(a) Beneficial Ownership Reporting Compliance. Based solely on our review of copies of reports filed by reporting persons pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2003, the filings required to be made by our reporting persons in accordance with the requirements of the Securities Exchange Act of 1934 were timely filed late:

         Executive Compensation. During each of the last three fiscal years none of our executive officers were compensated by the Company.

THE DAILY BUSINESS OPERATIONS OF VERTICA COLORADO TO CONTINUE AS PRESENTLY CONDUCTED

         Upon consummation of the Reincorporation, the daily business operations of Vertica Delaware will continue as they are presently conducted by Vertica Colorado, at Vertica Colorado's principal executive offices at 106 East Sixth Street, Suite 900, Austin, TX 78701.

CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK INTO COMMON STOCK

         Prior to the Record Date and prior to the date of this Information Statement, Mr. William F. Mason, our President, advanced $1,000,000 cash to Vertica Colorado. Mr. Mason exchanged the $1,000,000 owed to him for 5,000 shares of Series A Convertible Preferred Stock. On the Effective Date of the Reincorporation, the Series A Convertible Preferred Stock automatically converts into 35,000,000 shares of Common Stock. Prior to conversion, the Series A Convertible Preferred Stock has the same number of votes as if all shares of Preferred Stock had been converted into Common Stock immediately prior to the taking of the vote. As a result of the exchange, your percentage of Vertica Delaware will be reduced by approximately 56% because of the automatic conversion of the Vertica Colorado Series A Convertible Preferred Stock.

         Vertica Colorado has received an opinion for Lehrer Financial and Economic Advisory Services that the exchange as well as the Reincorporation is fair to the stockholders. A copy of the Summary of the Opinion is attached as Exhibit E.

VERTICA DELAWARE'S NEW CERTIFICATE OF INCORPORATION

         The authorized capital of Vertica Delaware, which will be the authorized capital of Vertica Colorado after the Reincorporation, consists of 100,000,000 shares of Common Stock, par value $.001 per share ("Vertica Delaware common stock") and 20,000,000 shares of preferred stock, $.001 par value per share (the "Delaware Preferred Stock"). After the Merger and the resulting automatic conversion of the Series A Convertible Preferred Stock, Vertica Delaware will have outstanding approximately 63,251,755 shares of Common Stock. 10,000,000 shares but not less than fifteen percent (15%) of the issued and outstanding shares of Vertica Delaware common stock will be reserved for issuance under the 2004 Directors and Officers Stock Option and Stock Award Plan. Accordingly, on the Effective Date, the New Board of Directors will have available approximately 36,748,245 shares of Common Stock and 20,000,000 shares of Delaware Preferred Stock which are authorized but presently unissued and unreserved, and which will be available for issuance from time to time in connection with, acquisitions of other companies and other corporate purposes. The Reincorporation will not affect total stockholder equity or total capitalization of Vertica Colorado.

         The New Board of Directors may in the future authorize, without further stockholder approval, the issuance of such shares of Vertica Delaware common stock or Delaware Preferred Stock to such persons and for such consideration upon such terms as the New Board of Directors determines. Such issuance could result in a significant dilution of the voting rights and, possibly, the stockholders' equity, of then existing stockholders.

         There are no present plans, understandings or agreements, and Vertica Colorado is not engaged in any negotiations that will involve the issuance of the Delaware Preferred Stock to be authorized. However, the New Board of Directors believes it prudent to have shares of Delaware Preferred Stock available for such corporate purposes as the New Board of Directors may from time to time deem necessary and advisable including, without limitation, acquisitions, the raising of additional capital and assurance of flexibility of action in the future.

         It should be recognized that the issuance of additional authorized Vertica Delaware common stock (or Delaware Preferred Stock, the terms and conditions of which including voting and conversion rights, may be set at the discretion of the Board of Directors) may have the effect of deterring or thwarting persons seeking to take control of Vertica Delaware through a tender offer, proxy fight or otherwise or to bring about removal of incumbent management or a corporate transaction such as merger. For exandle, the issuance of Vertica Delaware common stock or Delaware Preferred Stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more difficult.

2004 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN

         The Board of Directors of Vertica Colorado has approved and the Majority Holders, who following the Merger and Reincorporation will own a majority of the outstanding voting stock of Vertica Delaware, have indicated their intention to, immediately following the Effective Date, approve and adopt by written consent, the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan. The purpose of the Plan is to maintain the ability of Vertica Delaware and its subsidiaries to attract and retain highly qualified and experienced directors, officers and consultants and to give such directors, officers and consultants a continued proprietary interest in the success of Vertica Delaware and its subsidiaries. The following description of the Plan is qualified by the Plan itself, attached hereto as Exhibit "C."

         General Provisions of the Plan. The purpose of the 2004 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan ("Plan") is to maintain the ability of Vertica Software, Inc., a Colorado corporation (the "Company") and its subsidiaries to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition the Plan is intended to encourage ownership of common stock, no par value ("Common Stock"), of the Company by the directors, employees and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company's business. The Plan provides eligible employees and consultants the opportunity to participate in the enhancement of shareholder value by the grants of warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards, or any combination thereof. In addition, the Company expects that the Plan will further strengthen the identification of the directors, employees and consultants with the stockholders. Certain options and warrants to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options and warrants and preferred stock granted under this Plan will be nonqualified options or warrants which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options or warrants described in Section 5 hereof and shares of preferred stock. As provided in the designation described in Section 7. Employees, consultants and directors who participate or become eligible to participate in this Plan from time to time are referred to collectively herein as "Participants". As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"). When acting in such capacity the Board is herein referred to as the "Committee," which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he or she is a "disinterested person" within the meaning of such Rule 16b-3.

         Stock Reserved for the Plan. Subject to adjustment as provided in
Section 5(d)(xiii) hereof, the aggregate number of shares that may be optioned, subject to conversion or issued under the Plan is 10,000,000 shares of Common Stock, warrants, options, preferred stock or any combination thereof. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to issuance upon exercise of outstanding options or warrants or conversion of outstanding shares of preferred stock at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options or warrants granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option or warrant expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option or warrant may again be made subject to an option, warrant or shares of convertible preferred stock under the Plan.

         Immediately upon the grant of any option, warrant, shares of preferred stock or award, the number of shares of Common Stock that may be issued or optioned under the Plan will be increased. The number of shares of such increase shall be an amount such that immediately after such increase the total number of shares issuable under the Plan and reserved for issuance upon exercise of outstanding options, warrants or conversion of shares of preferred stock will equal 15% of the total number of issued and outstanding shares of Common Stock of the Company. Such increase in the number of shares subject to the Plan shall occur without the necessity of any further corporate action of any kind or character.

         Eligibility. The Participants shall include directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. Participants are eligible to be granted warrants, options, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards under this Plan and to have their bonuses and/or consulting fees payable in warrants, restricted common or convertible preferred stock, unrestricted common or convertible preferred stock and other awards. A Participant who has been granted an option, warrant or preferred stock hereunder may be granted an additional option, warrant options, warrants or preferred stock, if the Committee shall so determine.

         Bonuses and Past Salaries and Fees Payable in Unrestricted Stock.
         ----------------------------------------------------------------

                  (a) In lieu of cash bonuses otherwise payable under Vertica Colorado's or applicable division's or subsidiary's compensation practices to employees and consultants eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, with fair market value determined as of such date.


                  (b) In lieu of salaries and fees otherwise payable by Vertica Colorado to employees, attorneys and consultants eligible to participate in the Plan that were incurred for services rendered during, prior or after the year of 2004, the Committee, in its sole discretion, may determine that such unpaid salaries and fees shall be payable in unrestricted Common Stock or partly in unrestricted Common Stock and partly in cash. Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of unrestricted Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of unrestricted Common Stock payable in lieu of a salaries and fees otherwise payable shall be determined by dividing each calendar month's of unpaid salary or fee amount by the average trading value of the Common Stock for the calendar month during which the subject services were provided.

         Relinquishment of Options. The Committee, in granting options or warrants hereunder, shall have discretion to determine whether or not options or warrants shall include a right of relinquishment as hereinafter provided. The Committee shall also have discretion to determine whether an option or warrant agreement evidencing an option or warrant initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor Vertica Colorado shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option or warrant granted hereunder or in any option or warrant agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is consistent, any option or warrant granted under the Plan, and the option or warrant agreement evidencing such option or warrant, may provide.

         The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor Vertica Colorado shall be under any liability by reason of the Committee's disapproval of, any election by a holder of preferred stock to relinquish such preferred stock in whole or in part as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment shall be required under the following circumstances. Each Participant who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Participant") shall not be entitled to receive shares of Common Stock when options or warrants are relinquished during any window period commencing on the third business day following Vertica Colorado's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"). A Covered Participant shall be entitled to receive shares of Common Stock upon the relinquishment of options or warrants outside a Window Period.

         No right of relinquishment may be exercised after the initial award of any option or warrant containing, or the amendment or supplementation of any existing option or warrant agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Participant's death, disability or termination of his relationship with Vertica Colorado for a reason other than "for cause."

         Grant of Convertible Preferred Stock. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those persons pursuant to the Plan who are to receive restricted preferred stock, or unrestricted preferred stock under the Plan, and (ii) to determine the number of shares of Common Stock to be issued upon conversion of such shares of preferred stock and the terms thereof. The Committee shall thereupon grant shares of preferred stock in accordance with such determinations as evidenced by a written preferred stock designation. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the preferred stock designation (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         Each series of preferred stock granted under the Plan shall be evidenced by a designation in the form for filing with the Secretary of State of the state of incorporation of Vertica Colorado, containing such terms as approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                  (i) The number of shares of Common Stock issuable upon conversion of each share of preferred stock granted pursuant to the Plan shall be determined by the Committee at the time the preferred stock is granted. The conversion ration may be determined by reference to the fair market value of each share of Common Stock on the date the preferred stock is granted, or at such other price as the Committee in its sole discretion shall determine.

                  (ii) The Committee may provide in the preferred stock agreement that an preferred stock may be converted in whole, immediately, or is to be convertible in increments. In addition, the Committee may provide that the conversion of all or part of an preferred stock is subject to specified performance by the Participant.

                  (iii) Shares of preferred stock shall be converted in the manner specified in the preferred stock designation. The notice of conversion shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by preferred stock on the date specified in the preferred stock agreement. As promptly as practicable, Vertica Colorado shall deliver to the Participant or other holder of the warrant, certificates for the number of shares with respect to which such preferred stock has been so converted, issued in the holder's name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of Vertica Colorado shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 6(d).

                  (iv) Awards of restricted preferred stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine:

                           (A) Awards of restricted preferred stock may be in
                  addition to or in lieu of preferred stock grants. Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Committee at the time of each award of restricted preferred stock. During a period set forth in the agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted preferred stock. Shares of restricted preferred stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with Vertica Colorado and/or a division or subsidiary, or (iv) if provided in the agreement, there is a "change in control" of Vertica Colorado (as defined in such agreement). The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Unless and to the extent otherwise provided in the agreement, shares of restricted preferred stock shall be forfeited and revert to Vertica Colorado upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Committee, retirement after attaining both 59 1/2 years of age and five years of continuous service with Vertica Colorado and/or a subsidiary or division, or, to the extent provided in the agreement, a "change in control" of Vertica Colorado (as defined in such agreement), except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interests of Vertica Colorado and, therefore, waives all or part of the application of this provision to the restricted preferred stock held by such recipient. Certificates for restricted preferred stock shall be registered in the name of the recipient but shall be imprinted with the appropriate legend and returned to Vertica Colorado by the recipient, together with a preferred stock power endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted preferred stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                           (B) Restricted preferred stock shall become free of
                  the foregoing restrictions upon expiration of the applicable Restriction Period and Vertica Colorado shall then deliver to the recipient Common Stock certificates evidencing such stock. Restricted preferred stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legend requirements as are specified in the applicable agreement.

                  (v) No Participant shall have any rights as a stockholder with respect to shares covered by an preferred stock until the preferred stock is converted as provided in clause (b)(iii) above.

                  (vi) Except as hereinbefore expressly provided, (i) the issuance by Vertica Colorado of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the conversion of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Vertica Colorado convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to preferred stock theretofore granted, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in the Plan, the Committee may, in its sole discretion, accelerate the time at which any preferred stock may be converted, including, but not limited to, upon the occurrence of the events specified in this Section 7(xiv).

         Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option, warrant or preferred stock theretofore granted.

         Compliance with other Laws and Regulations. The Plan, the grant and exercise of options or warrants and grant and conversion of preferred stock thereunder, and the obligation of Vertica Colorado to sell and deliver shares under such options, warrants or preferred stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. Vertica Colorado shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which Vertica Colorado shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 5(d)(xii), (xiii) and (xiv) shall be subject to any shareholder action required by the corporate law of the state of incorporation of Vertica Colorado.

         Purchase for Investment. Unless the options, warrants, shares of convertible preferred stock and shares of Common Stock covered by the Plan have been registered under the Securities Act of 1933, as amended, or Vertica Colorado has determined that such registration is unnecessary, each person acquiring or exercising an option or warrant under the Plan or converting shares of preferred stock may be required by Vertica Colorado to give a representation in writing that he or she is acquiring such option or warrant or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

         Tax Information.

                  (a) Vertica Colorado may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options, warrants or preferred stock granted under the Plan.


                  (b) Notwithstanding the terms of Paragraph 11 (a), any Participant may pay all or any portion of the taxes required to be withheld by Vertica Colorado or paid by him or her in connection with the exercise of a nonqualified option or warrant or conversion of preferred stock by electing to have Vertica Colorado withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 5(d)(ii), equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option or warrant, provided that this limitation shall not apply in the event of death or disability, and
         (ii) such election must be made either six months or more prior to the Tax Date or in a Window Period. Where the Tax Date in respect of an option or warrant is deferred until six months after exercise and the Covered Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option or warrant, but he or she shall be unconditionally obligated to tender back to Vertica Colorado the number of shares necessary to discharge Vertica Colorado's withholding obligation or his estimated tax obligation on the Tax Date.

         Replacement of Options, Warrants and Preferred Stock. The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option or warrant or unconverted Preferred stock and receive from Vertica Colorado in exchange an option, warrant or preferred stock for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, warrant or preferred stock, amend such option, warrant or preferred stock, including reducing the exercise price of any option or warrant to not less than the fair market value of the Common Stock at the time of the amendment, increasing the conversion ratio of any preferred stock and extending the exercise or conversion term of and warrant, option or preferred stock.

         Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option, warrant or preferred stock shall be granted pursuant to the Plan.

         Non-Exclusivity of the Plan. Neither the adoption by the Board nor the submission of the Plan to the stockholders of Vertica Colorado for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options, warrants or preferred stock otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         Governing Law. The Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state of incorporation of Vertica Colorado and applicable federal law.

         Cashless Exercise. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of Vertica Colorado and shall be used for general corporate purposes.

    ---------------------------- -------------------------- -------------------------- --------------------------
                                                                                         Number of securities
                                                                                        remaining available for
                                                                                         future issuance under
                                  Number of securities to      Weighted-average of        equity compensation
                                  be issued upon exercise       exercise price of          plans (excluding
                                  of outstanding options,     outstanding options,      securities reflected in
           Plan Category            warrants and rights        warrants and rights            column (a))
    ---------------------------- -------------------------- -------------------------- --------------------------
                                            (a)                          (b)                        (c)
    ---------------------------- -------------------------- -------------------------- --------------------------
    2004 Directors, Officers
    and Consultants Stock                                                                     10,000,000
    Option, Stock Warrant and
    Stock Award Plan
    ---------------------------- -------------------------- -------------------------- --------------------------

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

         Vertica Colorado believes that for federal income tax purposes no gain or loss will be recognized by Vertica Colorado, Vertica Delaware or the shareholders of Vertica Colorado who receive Vertica Delaware common stock or Delaware Preferred Stock for their Vertica Colorado common stock or Company Preferred Stock in connection with the Reincorporation. The adjusted tax basis of each whole share of Vertica Delaware common stock or Delaware Preferred Stock received by a shareholder of Vertica Colorado as a result of the Reincorporation will be the same as the shareholder's aggregate adjusted tax basis in the shares of Vertica Colorado common stock or Company Preferred Stock converted into such shares of Vertica Delaware common stock or Delaware Preferred Stock. A shareholder who holds Vertica Colorado common stock or Company Preferred Stock will include in his holding period for the Vertica Delaware common stock or Delaware Preferred Stock that he receives as a result of the Reincorporation his holding period for Vertica Colorado Common Stock or Company Preferred Stock converted into such Vertica Delaware common stock or Delaware Preferred Stock.

         Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and because of the uniqueness of each individuals capital gain or loss situation, shareholders contemplating exercising statutory appraisal rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to shareholders may vary from the federal income tax consequences described above, and SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.


               MARKET FOR THE VERTICA SOFTWARE, INC. COMMON STOCK

         The Vertica Colorado common stock or Vertica Colorado Preferred Stock has been thinly traded on a limited and sporadic basis in the over-the-counter market since February 10, 1999 The last known bid price was $.028 and the last known ask price was $.032 as of January 28, 2004. The following table sets forth the high and low bid price of the Vertica Colorado common stock or Vertica Colorado Preferred Stock for the period indicated.

                                    FISCAL 2003                                    FISCAL 2004 to date
                                    -----------                                    -------------------
                             Bid                   AsKed                       Bid                    Asked
                        Low         High        Low         High         Low         High         Low         High
First quarter           .02         .06         .024        .075         .016        .028         .022        .032
Second quarter         .011         .025        .014        .033
Third quarter          .012         .021        .013        .022
Fourth quarter          .01         .033        .013        .036

                                  MISCELLANEOUS

         Vertica Colorado requests brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of Vertica Colorado common stock or Vertica Colorado Preferred Stock and Vertica Colorado will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge from Vertica Colorado's transfer agent, Corporate Stock Transfer, Inc., 3900 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.



                                 EXHIBITS INDEX


         A.       AGREEMENT AND PLAN OF MERGER *


         B.       RESTATED DELAWARE CERTIFICATE OF INCORPORATION *


         C. 2004 DIRECTORS, OFFICERS AND CONSULTANTS STOCK OPTION, STOCK WARRANT AND STOCK AWARD PLAN *


         D.       ANNUAL REPORT ON FORM 10-KSB FILED APRIL 15, 2003 *


         E.       SUMMARY OPINION OF LEHRER FINANCIAL AND ECONOMIC ADVISORY
                  SERVICES



ENCLOSURE: Letter of Transmittal *



---------------------------
* Previously filed.





-------------------------------------------------------------------------------

                                    EXHIBIT E


March 1, 2004

Mr. William F. Mason, President and Board of Directors Vertica Software, Inc. 106 East Sixth Street, Suite 900
Austin, Texas 78701

RE:  Fairness  Opinion - SUMMARY  OUTLINE

Exchange  of  Preferred  Stock / Reincorporation - Vertica Software, Inc.

Dear Mr. President and Gentlemen:

The undersigned was requested to examine a wide variety of economic and financial data in connection with the designation of the Series A Convertible Preferred Stock, the exchange for $1,000,000 indebtedness to William F. Mason and reincorporation into the State of Delaware of Vertica Software, Inc. The purpose of this examination was to outline and determine if certain actions taken and to be taken by Corporate Management and their independent consultants were and will be fair and equitable to all parties concerned and involved in these series of actions, particularly the company's shareholders. This document shall serve as an overall SUMMARY OUTLINE of my findings in regard to these matters. A full and complete report to be presented to the Board of Directors, President and Senior Management of Vertica Software, Inc. is in final stages of preparation and can be supplied to the appropriate parties, as requested.

Based upon the above outlined request, you have supplied the undersigned with a variety of corporate data and the undersigned has also obtained from the Securities and Exchange Commission ("SEC") an additional significant number of documents in substantially the same form they were issued by the corporation to those who might have an interest in the merger, reorganization and restructuring of the corporate enterprise in and during the period of early 2004. Based upon this data and other data outlined below, you have asked us to render our opinion as to whether the merger, reorganization and restructuring is fair, from an economic / financial point of view, to the company and its shareholders.

In the course of our analyses for rendering this opinion, we have read, reviewed and relied upon:

         1) Amended Articles of Incorporation setting out the terms of the Series A Convertible Preferred Stock filed with the Secretary of State of Colorado on the ________ day of ______, 2004.

         2) Listing of reports filed by Vertica Software, Inc. (93-1192725; Commission File No. 000-28813) with the Securities and Exchange Commission;

         3) Reviewed the Quarterly Report, Form 10-QSB, of Vertica Software, Inc., as filed with the Securities and Exchange Commission, dated September 30, 2003;

         4) Reviewed the Quarterly Report, Form 10-QSB of Vertica Software, Inc., Inc. as filed with the Securities and Exchange Commission for the Quarterly Period ended June 30, 2003;

         5) Reviewed the Quarterly Report, Form 10-QSB of Vertica Software, Inc., Inc. as filed with the Securities and Exchange Commission for the Quarterly Period ended March 31, 2003;

         6) Reviewed the Annual Report, Form 10-KSB of Vertica Software, Inc. as filed with the Securities and Exchange Commission for the Fiscal Year ended December 31, 2002;

         7) Reviewed the Quarterly Report, Form 10-QSB of Vertica Software, Inc. as filed with the Securities and Exchange Commission for the Quarterly Period ended September 30, 2002;

         8) Reviewed the Quarterly Report, Form 10-QSB of Vertica Software, Inc. as filed with the Securities and Exchange Commission for the Quarterly Period ended June 30, 2002;

         9) Reviewed the Quarterly Report, Form 10-QSB of Vertica Software, Inc. as filed with the Securities and Exchange Commission for the Quarterly Period ended March 31, 2002;

         10) Reviewed the Annual Report, Form 10-KSB of Vertica Software, Inc. as filed with the Securities and Exchange Commission for the Fiscal Year ended December 31, 2001;

         11) The undersigned did not visit the facilities of Vertica Software, Inc. in Austin, Texas, based upon the fact the facilities were represented to be of a standard business / nature and would not have any major effect upon the fairness or accuracy of a corporate merger / restructuring or reincorporation;

         12) Reviewed certain limited publicly available financial data on organizations in the same overall sector as Vertica Software, Inc.;

         13) Reviewed and analyzed general Financial and Economic data, such as, but not limited to interest rates analysis that effect the overall ability of the organization to function and reorganize in the United States; and 14) Analyzed and reviewed such other studies, analyses, inquiries and investigations as we deemed appropriate for the purpose of this opinion.

In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information that was available to us from public sources and all the financial and other information provided to us by the Staff and Management of Vertica Software, Inc. and their respective representatives. We have further relied upon the assurances of Management they are unaware of any facts that would make the information regarding Vertica Software, Inc., as provided by them or their representatives, incomplete or misleading.



With respect to the financial data and results, we have assumed they were reasonably prepared on bases reflecting the best currently available estimates and judgment of the Management of Vertica Software, Inc. We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Vertica Software, Inc.


Our opinion is necessarily based on economic, market, financial and other conditions as they exist, and on the information made available to us as of the date of this SUMMARY OUTLINE Fairness Opinion letter.

Based on the foregoing, it is our opinion that the corporate entity, known as Vertica Software, Inc., as of early 2004, might be unable to survive as an ongoing viable corporate entity unless immediate and significant corporate actions are undertaken. Our opinion is further supported by the opinion of the outside independent auditors / accounting firm of Randolph Scott and Company (Certified Public Accountants) of San Anselmo, California, dated April 15, 2003, for the corporate period ending December 31, 2002 (latest data available). From both a general corporate point of view and an economic / financial point of view, in relation to existing shareholders and the general public at large who might own or be interested in acquiring shares of Vertica Software, Inc., a significant reduction in debt / restructuring / reorganization was necessary to preserve the ability and integrity of the organization to continue to function in the overall stream of business and commerce and to continue to try and earn a profit for itself and its shareholders.

The method(s) selected and utilized, along with certain independent professionals, and in documentation filed with the Securities and Exchange Commission, is both fair and equitable to all parties involved, particularly to the shareholders of the company. Further, in the economic / financial position of the undersigned, the debt reduction / reorganization / restructuring will allow the entity, Vertica Software, Inc., another chance at becoming a successful organization in the Internet software products sector servicing the hazardous materials and hazardous waste industries. Our complete report, outlining and supporting our opinion is in the final stages of preparation and is available in a draft format to appropriate parties of interest at our offices in Houston, Texas.

The opinion expressed herein is provided for the information and assistance of the Board of Directors and Senior Management of Vertica Software, Inc., concerning its consideration and involvement with a corporate plan of debt reduction / reorganization / restructuring. Our opinion does not constitute a recommendation to the general public and / or the present ("current") stockholders of Vertica Software, Inc., as to whether or not to acquire or sell any shares of common stock and / or sell any shares they might presently own.


Overall  Summary - Corporate  Outline

In April 1997, Perfection Development Corporation was incorporated under the laws of the State of Colorado, and originally formed for the purpose of developing and constructing real estate properties. On September 29,1998, all outstanding capital stock of Vertica Software, Inc., a California corporation, was acquired by Perfection, which was inactive with no assets. At the time, Vertica was in the process of developing internet software products to service the hazardous materials and waste industries, which continues to this day.

In December 1998, Vertica merged with Perfection, its parent company, and became the surviving corporation in the merger. The name became Vertica California, Inc. with stock trading under the symbol "VERI" on the NASD OTC Bulletin Board.

Products

Vertica is a development stage company focusing on internet software products intended to service industries impacted by government regulation of hazardous materials and hazardous wastes and other environmental laws and regulations. The software products are designed to provide information about environmental regulations and a software management system to assist companies with their environmental regulation compliance and related activities for common industrial applications. Among the products being developed is a software management system called "iComply", found on the company website, Hazweb.com, formerly Vertica.com.

The iComply products currently include: Communicator, Inventory, and Transporter. Communicator is designed to efficiently manage a facility's environmental reporting, emergency response, and crisis communication before, during and after an emergency incident). Inventory is designed to streamline hazardous chemical and waste inventory tracking and assists in the management of hazardous materials and wastes. Transporter automates the shipping, labeling, transporting compliance and invoicing of hazardous materials and wastes. Hazweb.com also includes the Marketplace, which offers e-commerce business solutions to streamline the sales process and allow hazardous materials marketers to operate more efficiently. All trademarks and trade names are the property of their respective holders.

The current plan is to sell the iComply products in the marketplace, including oil and gas, petro-chemical, transportation, industrial and agricultural chemical industries. The current estimate needed is approximately $500,000 in funds, in order to satisfy the estimated cash requirements.

Summary  Economic  Outline  Analysis

Based upon the proposed plan of merger, debt reduction, reorganization and restructuring, the following is to be concluded:

         The indebtedness to William F. Mason arising out of his advance of $1,000,000 cash to be extinguished by the issuance of 5,000 shares of Series A Convertible Preferred Stock; Vertica Colorado to be governed by the laws of the States of Delaware;

         Rights to receive one share of common stock of Vertica Delaware for each share of common stock of Vertica Colorado owned as of the record date of the reincorporation;

         The individuals serving presently as officers and directors of Vertica Colorado to serve in their respective capacities after the Reincorporation;

         The outstanding shares of Series A Convertible Preferred Stock of Vertica Colorado being converted into 35,000,000 shares of Vertica Delaware's common stock that will represent approximately 56.7% of the total number of outstanding shares of Vertica Delaware after the Reincorporation;

         Vertica Delaware's Certificate of Incorporation authorizing the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock; and

         Authority to adopt the 2004 Directors, Officers, and Consultants Stock Option, Stock Warrant and Stock Award Plan.


Reflecting upon the above, the following summary conclusions reflect the fairness of the proposed plan of merger, reorganization and recapitalization:

         A) The transition of the company to be governed by the laws of the State of Delaware is a prudent move. A significant number of corporations in the United States have found the laws of the State of Delaware afford them significant strategic advantages and have, thus, been transformed to utilize these laws to their benefit. While Vertica Software, Inc. clearly does not have the economic / financial abilities to undertake a significant independent analysis of these laws, the general concept of utilizing the broad advantages these laws create is clearly to the benefit of the Vertica Software, Inc. shareholders. The right of each shareholder to receive one share of common stock of Vertica Delaware for each share of common stock of Vertica they own, as of the record date of reincorporation, has no economic / financial impact on the corporation or its shareholders. The individuals presently serving as officers and directors of Vertica Colorado to continue to serve in their respective capacities after a reincorporation into the State of Delaware, further has no economic / financial impact on the corporation or its shareholders;

         B) Inasmuch as the corporation faces a wide variety of financial hurdles, including a lack of working capital, limited current income and earnings, significant competition in the industry, projected continued losses for the foreseeable future and a current low per-share stock price, the cancellation of indebtedness to William F. Mason in the amount of approximately $1,000,000 and the issuance of 5,000 shares of Series A Convertible Preferred Stock was a prudent strategic move. The cancellation of this indebtedness allowed the organization to significantly strengthen its balance sheet and all significant components and ratios associated with this strengthening. If the organization is to seek outside and continued financing, then it must be able to present a financial picture of reasonable strength and potential productivity;

         C) Analysis of the appropriate documentation denotes that the $1,000,000 indebtedness was incurred over a period of time via the issuance of a Series of Convertible Promissory Notes. These Convertible unsecured Promissory Notes carried interest at an average rate of 10.0% and converted to common stock at a conversion price of $0.50 a share. Further analysis notes that with a price of $0.50 per share, the holder of the notes would have been entitled to receive 2,000,000 common shares of stock, without ANY consideration for accumulated / accrued interest. However, with a stock price of approximately $0.06 a share, it would not be prudent for anyone to convert the Promissory Notes (in whole or part) into common stock and thus, the corporation would have remained burdened with the outstanding debt, plus ongoing accruing interest.

         However, via the utilization of a Series A Convertible Preferred Stock, the $1,000,000 worth of debt was eliminated and upon conversion of these Preferred A shares, not only was the debt eliminated, but the existence of the then-outstanding Series A Preferred shares was also eliminated. In effect, the corporate balance sheet was clearly improved TWICE (elimination of debt and elimination of Series A Preferred Stock) and significant additional risk undertaken by the original holder of the note, William F. Mason. Further, there was no "real" dilution and the corporation has a negative net worth and almost no income, so in scholastic effect, there is "nothing" to dilute;

         D) The outstanding shares of the newly issued Series A Convertible Preferred Stock of Vertica Colorado being converted into 35,000,000 shares of Vertica Delaware common stock is also a positive strategic move for the organization. In this manner, there will be no "old" outstanding Series A Convertible Preferred shares and 20,000,000 newly authorized Preferred Shares will come into being. Thus, the new Preferred Shares on new or additional terms and conditions will be available for growth and development of the organization. If the old Preferred Series A Convertible shares had remained outstanding, then they could become a hindrance to the issuance of new Preferred Stock;

         E) Vertica Delaware Certificate of Incorporation authorizing the issuance of 100,000,000 shares of common stock and 20,000,000 shares of preferred stock are also positive strategic moves for Vertica Software in this stage of development. An organization so similarly situated as Vertica Software, Inc. needs flexibility in order to grow and hopefully prosper in these unique economic times; and

         F) The adoption of the 2004 Directors, Officers, and Consultants Stock Option, Stock Warrant and Stock Award Plan is a positive plan in relation to the overall growth and development of the organization. In order for organizations such as Vertica Software, Inc. to grow and prosper, they need to acquire and retain appropriate talent. Thus, the issuance of an appropriate stock award plan is a positive step in this direction.

The undersigned trusts this overall economic / financial fairness opinion summary report will serve as an appropriate guide to the interested parties. If any of the recipients of this summary fairness opinion report have any questions, please feel free to call upon the undersigned at any time.

                             Respectfully submitted,





                            DR. KENNETH EUGENE LEHRER

Lehrer  Financial  and  Economic  Advisory  Services

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